Exhibit 99.1

Longeveron® Announces Key Leadership Updates

●	Than Powell, Chief Business Officer and head of business development, appointed Interim CEO

●	Dr. Joshua Hare, co-founder and chief science officer, appointed Executive Chairman of the Board of Directors

●	Wa’el Hashad to step down as CEO and Board member

●	National search to occur for permanent CEO

MIAMI, September 3, 2025 -- Longeveron Inc. (NASDAQ: LGVN), a clinical stage regenerative medicine biotechnology company developing cellular therapies for life-threatening, rare pediatric and chronic aging-related conditions, today announced key leadership updates. The Company’s Board of Directors has appointed Than Powell as interim Chief Executive Officer, effective immediately. He succeeds Wa’el Hashad who transitioned from Chief Executive Officer to pursue other opportunities. The Board also appointed Dr. Joshua Hare, Longeveron’s founder, Chief Science Officer and current Board Chair, as Executive Chairman of the Board. Dr. Hare and Mr. Powell already serve in executive leadership roles for the Company with both having long-term industry experience, deep organizational knowledge and proven commitment to Longeveron. The Board plans to conduct a national search to identify a permanent CEO.

“Longeveron has a robust pipeline built on our stem cell therapy laromestrocel and we are highly confident in our ability to capitalize on multiple compelling opportunities for both patients and shareholders,” said Joshua Hare, MD, FACC, FAHA, Executive Chairman and Chief Science Officer of Longeveron. “Laromestrocel has demonstrated positive initial outcomes in five clinical trials across three indications. With our pivotal Phase 2b clinical trial evaluating laromestrocel as a potential treatment for HLHS having achieved full enrollment, we continue to anticipate top-line trial results in 2026 and, if the trial is successful, a potential BLA filing for HLHS thereafter. With the expansion of our pipeline to include pediatric dilated cardiomyopathy, we have now advanced three unique programs to the pivotal clinical trial stage of development. We are working every day to advance stem cell therapies for the benefit of patients and their families and look forward to sharing our continued progress.”

Roger Hajjar, MD, Chair of the Board’s Nominating and Corporate Governance Committee, commented, “On behalf of the Board and management team, I want to thank Wa’el for his significant contributions over the past two and a half years advancing and expanding the Longeveron pipeline, achieving multiple important regulatory successes and building the incredible team we have today. We wish him continued success in his future endeavors. I would also like to welcome Than to his new role. This is an incredibly important time for both the company and the healthcare field. Gene and cell therapies are revolutionizing patient care with the potential to cure diseases or halt their progression and Longeveron is at the forefront of stem cell therapy research and clinical development. The combination of Josh’s scientific expertise and Than’s business development acumen is the strategic leadership that we believe will drive Longeveron’s future success.”

Mr. Powell, interim CEO, commented, “This is an extraordinary time for Longeveron and our stem cell therapy laromestrocel. It is unusual for a company of our size to have three development programs at the stage of pivotal clinical trials. I am incredibly confident in the capabilities of the Longeveron team and look forward to working with them to ensure the long-term success of laromestrocel, prudently advance our stem cell therapy pipeline, and work with potential partners to leverage our stem cell technology for the benefit of patients and shareholders.”

Mr. Powell has over 25 years of pharmaceutical and biotech leadership across multiple industry leading organizations, including GSK and Eli Lilly. Prior to Longeveron, Mr. Powell led Corporate Development & Strategy for Surescripts, ultimately resulting in the company’s acquisition by TPG. Before that role, Mr. Powell was founder and CEO of Epulate, a venture-backed health technology company focused on Transplant Immunology.

Mr. Powell holds a Bachelor of Arts in Economics from DePauw University and a Master of Business Administration from Stanford University, Graduate School of Business.

Dr. Hare is a double board-certified cardiologist with over 35 years of experience in biomedical research both in academia and in the biotechnology industry. Dr. Hare is Longeveron’s co-founder, and inventor of Longeveron’s patent portfolio. Dr. Hare holds a Bachelor of Arts from the University of Pennsylvania and an M.D. from The Johns Hopkins University School of Medicine, completed fellowships at Johns Hopkins and Brigham and Women’s Hospital and was a Research Fellow at Harvard Medical School.

About Longeveron Inc.

Longeveron is a clinical stage biotechnology company developing regenerative medicines to address unmet medical needs. The Company’s lead investigational product is laromestrocel (Lomecel-B™), an allogeneic mesenchymal stem cell (MSC) therapy product isolated from the bone marrow of young, healthy adult donors. Laromestrocel has multiple potential mechanisms of action encompassing pro-vascular, pro-regenerative, anti-inflammatory, and tissue repair and healing effects with broad potential applications across a spectrum of disease areas. Longeveron is currently pursuing four pipeline indications: hypoplastic left heart syndrome (HLHS), Alzheimer’s disease, Pediatric Dilated Cardiomyopathy (DCM) and Aging-related Frailty. Laromestrocel development programs have received five distinct and important FDA designations: for the HLHS program - Orphan Drug designation, Fast Track designation, and Rare Pediatric Disease designation; and, for the AD program - Regenerative Medicine Advanced Therapy (RMAT) designation and Fast Track designation. For more information, visit www.longeveron.com or follow Longeveron on LinkedIn, X, and Instagram.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s current expectations, assumptions, and estimates of future operations, performance and economic conditions, and involve known and unknown risks, uncertainties, and other important factors that could cause actual results, performance, or achievements to differ materially from those anticipated, expressed, or implied by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expects,” “intend,” “looks to,” “may,” “on condition,” “plan,” “potential,” “predict,” “preliminary,” “project,” “see,” “should,” “target,” “will,” “would,” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects and include, but are not limited to, statements about the various below-listed factors. Factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statements in this release include, but are not limited to, our cash position and need to raise additional capital, the difficulties we may face in obtaining access to capital, and the dilutive impact it may have on our investors; our financial performance, and ability to continue as a going concern; the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements; the ability of our clinical trials to demonstrate safety and efficacy of our product candidates, and other positive results; the timing and focus of our ongoing and future preclinical studies and clinical trials, and the reporting of data from those studies and trials; the size of the market opportunity for certain of our product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting; our ability to scale production and commercialize the product candidate for certain indications; the success of competing therapies that are or may become available; the beneficial characteristics, safety, efficacy and therapeutic effects of our product candidates; our ability to obtain and maintain regulatory approval of our product candidates in the U.S. and other jurisdictions; our plans relating to the further development of our product candidates, including additional disease states or indications we may pursue; our plans and ability to obtain or protect intellectual property rights, including extensions of existing patent terms where available and our ability to avoid infringing the intellectual property rights of others; the need to hire additional personnel and our ability to attract and retain such personnel; and our estimates regarding expenses, future revenue, capital requirements and needs for additional financing.

Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the Securities and Exchange Commission, including Longeveron’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission on February 28, 2025, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The Company operates in highly competitive and rapidly changing environment; therefore, new factors may arise, and it is not possible for the Company’s management to predict all such factors that may arise nor assess the impact of such factors or the extent to which any individual factor or combination thereof, may cause results to differ materially from those contained in any forward-looking statements. The forward-looking statements contained in this press release are made as of the date of this press release based on information available as of the date of this press release, are inherently uncertain, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor and Media Contact:

Derek Cole

Investor Relations Advisory Solutions
derek.cole@iradvisory.com

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